UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2022 (June 10, 2022)

THE HEALING COMPANY INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152805	26-2862618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11th Floor, Ten Grand Street, Brooklyn, New York	11249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +1 866-241-0670

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 10, 2022, the Board of Directors (the “Board”) of The Healing Company Inc. (the “Company”) adopted The Healing Company Inc. 2022 Omnibus Equity Incentive Plan (the “2022 Omnibus Plan”). Adoption of the 2022 Omnibus Plan was also approved on June 10, 2022 by the stockholders holding a majority of the outstanding voting capital stock of the Company.

Under the 2022 Omnibus Plan, non-employee members of the Board and employees and officers of the Company and its affiliates, including all executive officers, are eligible to receive Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Grants, Stock Units, Performance Shares and Performance Units (all capitalized terms shall have those meanings given to them in the 2022 Omnibus Plan). The 2022 Omnibus Plan will be administered by the Board. The total number of shares of common stock of the Company reserved and available for grant pursuant to the 2022 Omnibus Plan is ten million (10,000,000).

The foregoing description of the 2022 Omnibus Plan is qualified in its entirety by reference to the 2022 Omnibus Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	The Healing Company Inc. 2022 Omnibus Equity Incentive Plan
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HEALING COMPANY INC.

/s/ Simon Belsham
Simon Belsham
Chief Executive Officer

Date: July 12, 2022

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